UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2022

Blue Owl Capital Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39653	86-3906032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 419-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 24, 2022, Blue Owl Capital Inc., a Delaware corporation (the “Company”), issued a press release announcing the results of the previously announced redemption of all of its outstanding redeemable warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), pursuant to the Amended and Restated Warrant Agreement, dated May 19, 2021, by and between the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as warrant agent. Certain warrants to purchase Class A Shares that were issued in a private placement (the “Private Placement Warrants”) were not subject to redemption and may remain outstanding following the redemption. After completing the redemption, the Company expects to have zero Public Warrants, 5,000,000 Private Placement Warrants and 442,117,260 Class A Shares issued and outstanding. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

The information in this Item 8.01 shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated August 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

BLUE OWL CAPITAL INC.

By:	/s/ Neena A. Reddy
Name:	Neena A. Reddy
Title:	General Counsel and Secretary